As filed with the Securities and Exchange Commission on August 28,1998
                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                                    --------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                                 --------------

                            CHARTWELL RE CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                     41-1652573
       ---------------                              ------------------
    (State or other jurisdiction of                   (IRS Employer
     incorporation or organization)                  Identification No.)

                      Four Stamford Plaza, P. O. Box 120043
                        Stamford, Connecticut 06912-0043
                    (Address of principal executive offices)
                               ------------------

                            CHARTWELL RE CORPORATION
                        1997 Omnibus Stock Incentive Plan
                            (Full title of the plan)

                                 JOHN V. DEL COL
                  Vice President, General Counsel and Secretary
                            CHARTWELL RE CORPORATION
                      Four Stamford Plaza, P. O. Box 120043
                        Stamford, Connecticut 06912-0043
                     (Name and address of agent for service)
                                 (203) 705-2500
                        (Telephone number, including area
                           code, of agent for service)
                                   Copies to:
                             PETER R. O'FLINN, ESQ.
                     LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
                              125 West 55th Street
                            New York, New York 10019
                                 (212) 424-8000
                               ------------------
                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
  Title of
 Securities        Amount   Proposed Maximum  Proposed Maximum      Amount of
   to be           to be     offering price   Aggregate Offering   Registration
 Registered      Registered   per share (1)       price (1)           Fee
---------------- ---------- ----------------  ------------------ ---------------
Common Stock, par
value $0.01 per
share(including
the associated      300,000(3)   $26.5625        $7,968,750        $2,747.84
Common Stock
Purchase Rights) (2)
--------------------------------------------------------------------------------
(1) In accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee pursuant to Rule 457(h), the maximum offering price per share is based on the average of the high and low sales prices for a share of Common Stock on the Composite Tape for the New York Stock Exchange on August 27, 1998.
(2) Prior to the occurrence of certain events, the Common Stock Purchase Rights will not be evidenced separately from the Common Stock.
(3) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of Common Stock as may be issuable pursuant to the antidilution provisions of the Chartwell Re Corporation 1997 Omnibus Stock Incentive Plan.
--------------------------------------------------------------------------------

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                           INCORPORATION BY REFERENCE

The contents of the Chartwell Re Corporation Registration Statement on Form S-8, File No. 333-36441, filed with the Securities and Exchange Commission on September 26, 1997, is incorporated herein by reference.

Item 8.  Exhibits.

         4.1 Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-8 (File No. 333-36441)).

         4.2 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-678)).

         4.3 Rights Agreement, dated as of May 22, 1997, between the Company and Fleet National Bank of Connecticut as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, dated June 6, 1997).

         4.4 Amendment Agreement, dated June 16, 1997 among Chartwell, Fleet National Bank of Connecticut and State Street Bank and Trust Company, as Successor Rights Agent (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-8, dated August 17, 1998 (File No. 333-61605)).

         5            Opinion of John V. Del Col, Esq.

         23.1         Consent of John V. Del Col, Esq. (included in Exhibit 5)

         23.2         Consent of Deloitte & Touche LLP

         24           Power of Attorney (see signature pages)

                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the27th day of August 1998.


                                        CHARTWELL RE CORPORATION



                                        By: /s/ Richard E. Cole
                                           Richard E. Cole
                                           Chairman of the Board of Directors
                                           Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each officer and director of Chartwell Re Corporation whose signature follows constitutes and appoints each of RICHARD E. COLE, STEVEN J. BENSINGER, CHARLES E. MEYERS and JOHN V. DEL COL as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to all intents and purposes and as fully as such person might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date or dates indicated.

    Signature                                            Date



/s/Richard E. Cole                                   August 26, 1998
Richard E. Cole
Chairman of the Board and CEO
(principal executive officer)



/s/Steven J. Bensinger                              August 26, 1998
Steven J. Bensinger
Director



/s/Jacques Q. Bonneau                               August 26, 1998
Jacques Q. Bonneau
Director



/s/David J. Callard                                 August 26, 1998
David J. Callard
Director



/s/Robert M. DeMichele                              August 26, 1998
Robert M. DeMichele
Director



/s/Greg S. Feldman                                  August 26, 1998
Greg S. Feldman
Director



/s/Stephen L. Green                                 August 26, 1998
Stephen L. Green
Director



/s/Frank E. Grzelecki                               August 26, 1998
Frank E. Grzelecki
Director

   Signature                                           Date



/s/Charles E. Meyers                               August 26, 1998
Charles E. Meyers
Senior Vice President and
Chief Financial Officer
(principal financial officer)



/s/William R. Miller                               August 26, 1998
William R. Miller
Director



/s/Richard B. Primerano                            August 26, 1998
Richard B. Primerano
Vice President and Controller
(principal accounting officer)



/s/Lunsford Richardson, Jr.                        August 26, 1998
Lunsford Richardson, Jr.
Director



/s/Stuart S. Richardson                            August 26, 1998
Stuart S. Richardson
Director



/s/John Sagan                                      August 26, 1998
John Sagan
Director

                                  EXHIBIT INDEX


Exhibit  No.                                                            Page No.

  4.1 Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-8 (File No.
        333-36441)).

  4.2 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-678)).

  4.3 Rights Agreement, dated as of May 22, 1997, between the Company and Fleet National Bank of Connecticut as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, dated June 6, 1997).

  4.4 Amendment Agreement, dated June 16, 1997 among Chartwell, Fleet National Bank of Connecticut and State Street Bank and Trust
        Company,  as Successor Rights Agent  (incorporated by reference to
        Exhibit 4.4 to the Company's Registration Statement on Form S-8, dated August 17, 1998 (File No. 333-61605)).

  5     Opinion of John V. Del Col, Esq.

  23.1  Consent of John V. Del Col, Esq. (included in Exhibit 5)

  23.2  Consent of Deloitte & Touche LLP

  24    Power of Attorney (see signature pages)